                                                                    EXHIBIT 99.1

EDISON SCHOOLS ANNOUNCES RECORD ENROLLMENT GROWTH FOR COMING SCHOOL YEAR

NUMBER OF STUDENTS EXPECTED TO RISE TO BETWEEN 57,000 AND 59,000 IN 108 SCHOOLS, UP OVER 50% FROM CURRENT YEAR

OF 15,000 U.S. SCHOOL SYSTEMS, EDISON ENROLLMENT TO RANK IN TOP 100 AFTER JUST FIVE YEARS OF OPERATION

NEW YORK, June 15/PRNewswire/ -- Edison Schools (Nasdaq: EDSN - news), America's largest private manager of public schools, announced today that it anticipates record enrollment increases in its coming school year, beginning July 1. Edison expects that its number of schools will increase to approximately 108, up from 79 this year. Pending completion of its enrollment efforts, Edison expects its enrollment will grow by over 50% to between 57,000 and 59,000 students, up from approximately 37,500 this year. This represents an increase of between 19,500 and 21,500 students, easily exceeding the company's prior record growth of 12,000 set last year.

There are approximately 15,000 public school systems in the United States. As of this fall, Edison's enrollment will place it well within the top 100 providers of public education with a rank of approximately 60 based on the most recently available statistics.

As a result of its new school openings, Edison expects to operate in five new states beginning this fall: New York, Pennsylvania, Maryland, Wisconsin, and Delaware. With these additions, the company will have operations in over 45 cities and in 21 states and D.C., up from 36 and 16 respectively. As of this fall, Edison will be operating in all of the 10 most populous states.

The company is nearing completion of its contracting season and the above estimates include all schools previously announced plus a small number of additional sites where verbal agreements have been secured and announcements are pending.

Over the past several months, Edison has announced new contracts in: Washington, D.C.; Inkster, Michigan; Long Beach, California; Atlanta, Georgia; Phoenixville, Pennsylvania; Peoria, Illinois; Baltimore, Maryland; Jersey City, New Jersey; Goldsboro, North Carolina; Rochester, New York; Milwaukee, Wisconsin; Springfield, Illinois; and Wilmington, Delaware. Edison also recently renewed contracts for schools in Wichita, Kansas; Duluth, Minnesota; Boston, Massachusetts; and Mt. Clemens, Michigan.

In November, Edison announced its largest contract to date, a major agreement with the Dallas Independent School District to serve approximately 6,500 students in the 2000-01 school year, and as many as 16,750 students over the next five years.

Edison currently manages 79 public schools with an enrollment of approximately 37,500 students in 16 states and 36 cities. Through contracts with local school districts and public charter school boards, Edison assumes educational and operational responsibility for individual schools in return for per-pupil funding that is generally comparable to that spent on other public schools in the area. Over the course of three years of intensive research, Edison's team of leading educators and scholars developed an innovative, research-backed curriculum and school design. Edison opened its first four schools in August 1995, and has grown rapidly in every subsequent year.

Except for the historical information contained in this announcement, the matters discussed are "forward looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including risks detailed from time-to-time in Edison's filings with the Securities and Exchange Commission. In particular, Edison calls to the reader's attention the risk factors described in its Quarterly Report on Form 10-Q dated May 15, 2000 under the heading "Additional Risk Factors That May Affect Future Results." Any such forward-looking statements speak only as of the date such statements are made, and Edison undertakes no obligations to publicly release the results of any revision to these forward-looking statements or otherwise update or supplement this announcement or risk factors contained herein.